Exhibit 10.5

DISTRIBUTION REINVESTMENT PLAN

Effective: September 12, 2023

This Distribution Reinvestment Plan (the “Plan”) is adopted by Muzinich Corporate Lending Income Fund, Inc. (the “Fund”).

1. Distribution Reinvestment. As agent for the holders (“Stockholders”) of shares of the Fund’s common stock, par value $0.001 per share (“Shares” or “Common Stock”), pursuant to the Fund’s private offering (the “Offering”) and who do not opt out of participating in the Plan (the “Participants”), the Fund will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares for such Participant.

2. Effective Date. The effective date of this Plan shall be the date written above.

3. Procedure for Participation. Any Stockholders who subscribe for Shares will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. If any Shareholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Fund or such other person as the Fund may appoint to act as administrator for the Plan (the “Plan Administrator”). Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan as of the first calendar day of the quarter (the “Purchase Date”) following the record date of the Distribution.

4. Purchase of Shares. The Fund shall use newly-issued Shares of its Common Stock to implement the Plan. The number of newly-issued Shares to be issued to a Participant shall be determined using a purchase price as determined as of the Purchase Date. Shares issued pursuant to the Plan will have the same voting rights as Shares issued pursuant to the Offering. The Fund shall pay the Plan Administrator’s fees under the Plan.

5. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to the Fund or to the Plan Administrator, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Fund. Each Participant shall notify the Fund promptly in writing of any change of address. Notices to a Participant may also be given by email to the Participant’s last email address of record with the Fund. Each Participant shall notify the Fund promptly in writing of any change of email address.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE FUND’S REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book- entry form unless and until the Fund issues certificates for its outstanding Shares.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering notice to the Fund or the Plan Administrator. Such notice must be received by the Fund or the Plan Administrator five business days in advance of the first calendar day of the next calendar quarter in order for a Participant’s termination to be effective for such quarter. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant elects to tender its Shares in full and such full tender is accepted by the Fund, any Shares issued to the Participant under the Plan subsequent to the expiration of the tender offer will be considered part of the Participant’s prior tender, and Participant’s participation in the Plan will be terminated as of the expiration date of the applicable tender offer. Any distributions to be paid to such Stockholder on or after such date will be paid in cash or other assets legally available for distribution on the scheduled distribution payment date. If a Participant terminates Plan participation, the Fund may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, future distributions will be distributed to the Stockholder in cash or other assets legally available for distribution.

9. Amendment, Suspension or Termination by the Fund. The Board of Directors (“Board”) of the Fund may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 business days prior to the effective date of that amendment. The Board may by majority vote suspend or terminate the Plan for any reason upon 10 business days’ written notice to the Participants.

10. Liability of the Fund. The Fund shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the federal securities laws, in the opinion of the SEC such indemnification is contrary to public policy and, therefore, can be deemed unenforceable.

11. Applicable Law. These terms and conditions shall be governed by the laws of the State of Delaware.